2023 Annual Report on Form 10-K Power of Attorney RUMBLEON, INC. 2023 Annual Report on Form 10-K Power of Attorney KNOW ALL PERSONS BY THESE PRESENTS: That each person whose name is signed below has made, constituted and appointed, and by this instrument does make, constitute and appoint Michael W. Kennedy and Blake Lawson, and each of them severally, his or her true and lawful attorney and agent, for him or her and in his or her name, place and stead to execute and subscribe, as attorney-in-fact, his or her signature as a director or officer or both, as the case may be, of RumbleOn, Inc., to its Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report on Form 10-K”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with any and all other instruments and documents each such attorney-in-fact shall deem necessary, appropriate or advisable in connection with the 2023 Annual Report on Form 10-K (but subject to any limitations on the use of powers of attorney set forth in the Exchange Act and the rules and regulations thereunder), hereby giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, including to file the 2023 Annual Report on Form 10-K with the Commission, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in- fact shall lawfully do or cause to be done by virtue hereof. This Power of Attorney shall not apply to any Annual Report on Form 10-K or amendment thereto filed for any period ended after December 31, 2023. IN WITNESS WHEREOF, this Power of Attorney has been signed at Irving, Texas, U.S.A. this 11th day of March, 2024. Michael W. Kennedy, Chief Executive Officer (Principal Executive Officer); Director Blake Lawson, Chief Financial Officer (Principal Financial Officer and Accounting Officer) Steven Pully, Director and Chairman Mark Cohen, Director William Coulter, Director Melvin Flanigan, Director Rebecca Polak, Director Mark Tkach, Director Michael W. Kennedy (Mar 11, 2024 13:15 CDT) Michael W. Kennedy Rebecca Polak (Mar 11, 2024 14:26 EDT) Rebecca Polak Mel Flanigan (Mar 11, 2024 11:37 PDT) Mel Flanigan Steven J. Pully (Mar 11, 2024 16:07 ADT) Steven J. Pully Mark Cohen (Mar 11, 2024 17:02 EDT) WR Coulter (Mar 12, 2024 09:12 EDT) WR Coulter Mark Tkach (Mar 12, 2024 11:09 EDT) Mark Tkach